UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2018

OLYMPIC STEEL, INC.

(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	0-23320 (Commission File Number)	34-1245650 (IRS Employer Identification No.)
5096 Richmond Road, Bedford Heights, Ohio (Address of Principal Executive Offices)	44146 (Zip Code)

(216) 292-3800

Registrant’s telephone number, including area code

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.     Other Events.

On February 22, 2018, Olympic Steel Inc. (the “Company”) issued a press releasing announcing that Idalene ‘Idie’ Kesner, Ph.D. will be nominated for election to the Company’s Board of Directors at the Company’s 2018 annual meeting of shareholders. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Additional Information

In connection with the Company’s 2018 annual meeting, the Company will file a proxy statement with the SEC. The definitive proxy statement will be sent or given to the Company’s shareholders and will contain important information about the 2018 annual meeting, including the election of directors. THE COMPANY’S SHAREHOLDERS ARE ENCOURAGED TO READ IN THEIR ENTIRETY THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE. Investors and security holders will be able to obtain a copy of the definitive proxy statement (when it is available) and any other relevant documents filed with the SEC free of charge at the SEC’s website, www.sec.gov.

Certain Information Concerning Participants

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the 2018 annual meeting. Information concerning the Company’s participants is set forth in its proxy statement for its 2018 annual meeting of shareholders and its most recent annual report on Form 10-K. These documents may be obtained for free at the SEC’s website, www.sec.gov. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the 2018 annual meeting will be included in the definitive proxy statement and any other relevant materials to be filed with the SEC when they become available.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description

99.1	Press Release, dated as of February 22, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLYMPIC STEEL INC.

By:	/s/ Richard T. Marabito
Richard T. Marabito
Chief Financial Officer

Date: February 22, 2018